Exhibit 10.19

Unanimous Shareholder Agreement

of

Cornerstone Management, Inc.

This Unanimous Shareholder Agreement (the “Agreement”) is made and entered into by and among the following Parties as of July 5th, 2017 in Guangzhou, People’s Republic of China (the “PRC”):

Fundament Limited (“Fundament”), a company incorporated in Hong Kong Special Administrative Region of PRC, in accordance with the law thereof with the domicile at Flat G Floor 7 Mega Cube, 8 Wangkwong Road, Kowloon Bay, Kowloon, Hong Kong;

Xu He, the sole owner and director of Fundament, a natural person with the PRC citizenship, with his domicile at Apt. 1603 No. 25 Court, 206 West Xingang Road, Haizhu District, Guangzhou, PRC;

Dawnlight Limited (“Dawnlight”), a company incorporated in Hong Kong Special Administrative Region of PRC, in accordance with the law thereof with the domicile at Flat G Floor 7 Mega Cube, 8 Wangkwong Road, Kowloon Bay, Kowloon, Hong Kong;

and,

Qin Wu, the sole owner and director of Dawnlight, a natural person with the PRC citizenship, with her domicile at Apt. 1004, No. 39 2nd Xiaonan Street, Haizhu District, Guangzhou, PRC

(each as a “Party,” and together, the “Parties”).

WHEREAS,

A.	Cornerstone Management, Inc. (the “Company”), is a company incorporated in British Virgin Islands in accordance with the law thereof with the domicile at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

B.	Fundament is a shareholder of the Company, holding 37.50% of the equity interests in the Company.

C.	Dawnlight is a shareholder of the Company, holding 37.50% equity interests in the Company.

D.	Together, Fundament and Dawnlight hold 75% equity interests in the Company.

E.	Fundament and Dawnlight wish to make arrangements regarding certain aspects of the organizations of the affairs of Cornerstone and their respective rights and obligations to Cornerstone and each other.

F.	Xu He and Qin Wu, as sole owners of Fundament and Dawnlight, respectively, have the right to enter into this Agreement for and on behalf of Fundament and Dawnlight.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement, the Parties agree with each as follows:

A.	Parties shall take actions with unanimous consent to handle with issues about the operation and development of Cornerstone and to make resolutions of the shareholder meeting thereof in accordance with laws and regulations, and the articles of association of Cornerstone.

B.	Parties shall take actions with unanimous consent to exercise proposal rights or vote on the shareholder meeting or the board of directors of Cornerstone for major issues of the operation development thereof;

C.	Within the term of this Agreement, the Parties shall consult and reach agreement for relevant proposal or vote before any Party plans to vote or submit proposal to the shareholder meeting or the meeting of the board of directors of Cornerstone for major issues of the operation development thereof; in case of any disagreements between the Parties, Xu He’s decision and/or opinion shall prevail.

D.	Within the term of this Agreement, the Parties shall promise to exercise the voting rights on the shareholder meeting of Cornerstone in accordance with prior agreement reached by the Parties except the vote avoidance situation caused by related transactions. The Parties may attend the shareholder meeting hereof in person, or may entrust other Parties hereof to attend and vote on the shareholder meeting hereof;

E.	Parties shall exercise rights in complying with relevant laws and regulation, and the terms and conditions hereof, and its own promises.

F.	This Agreement shall come into force as of the date first stated hereof, and the Agreement shall be permanent provided that Xu He terminates the Agreement. For the avoidance of disputes, Parties hereof confirm that Xu HE is the sole party with the right to terminate this Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above stated

For and on Behalf of

Fundament Limited

Signature:	/s/ Xu He
Xu He

For and on Behalf of

Dawnlight Limited

Signature:	/s/ Qin Wu
Qin Wu

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